EXHIBIT 3.1

ELEVENTH
AMENDED AND RESTATED
BY-LAWS
of
AMN HEALTHCARE SERVICES, INC.
(A Delaware Corporation)

ARTICLE 1

DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1      “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.2      “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3      “Board” means the Board of Directors of the Corporation.

1.4      “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are authorized to close in the City of New York, State of New York.

1.5      “By-laws” means the by-laws of the Corporation, as amended from time to time.

1.6      “Certificate of Incorporation” means the certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.7      “Chairman” means either the Chairman of the Board or the Executive Chairman.

1.8      “Chairman of the Board” means the Chairman of the Board of the Corporation.

1.9      “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.10      “Common Stock” means the Corporation’s common stock.

1.11      “Corporation” means AMN Healthcare Services, Inc.

1.12      “Directors” means directors of the Corporation.

1.13      “Entire Board” means all Directors of the Corporation then in office, whether or not present at a meeting of the Board, but disregarding vacancies.

1.14      “Executive Chairman” means the Executive Chairman of the Corporation.

1.15      “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.16      “Office of the Corporation” means the principal place of business of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

1.17      “Presiding Director” means a Director who is not an officer of, or employed in an executive or any other capacity by, the Corporation.

1.18      “President” means the President of the Corporation.

1.19      “Secretary” means the Secretary of the Corporation.

1.20      “Stockholders” means stockholders of the Corporation.

1.21      “Treasurer” means the Treasurer of the Corporation.

1.22      “Vice President” means a Vice President of the Corporation.

ARTICLE 2

STOCKHOLDERS

2.1      Place of Meetings. Every meeting of Stockholders shall be held at a place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time. The Board may in its sole discretion, determine that the meeting may be held solely by means of remote communication, as permitted by General Corporation Law.

2.2      Annual Meeting. If required by applicable law, a meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such Business Day as may be designated by resolution of the Board from time to time.

2.3      Special Meetings.

(a)      General. Unless otherwise prescribed by applicable law, special meetings of Stockholders may be called at any time by only (i) the Board, (ii) the Chairman or the Presiding Director (if one has been designated) or (iii) the holders of record, or beneficial holders, who, for at least one year, continuously “own” (as defined in Section 2.12(f)) in the aggregate not less than fifteen percent (15%) (the “Requisite Percentage”) of the outstanding shares of Common Stock prior to the date such request is delivered to the Secretary (the “Request Date”) (such request by Stockholders herein referred to as a “Stockholder Requested Special Meeting”), for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place (if any), on such date and at such time as the Board may fix. In lieu of holding a special meeting of Stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of Stockholders may be held solely by means of remote communication. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.

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(b)      Stockholder Requested Special Meetings.

(i)      A request for a Stockholder Requested Special Meeting must be signed by the holders of the Requisite Percentage (or their duly authorized agents) and be delivered to the Secretary by hand or by certified or registered mail, return receipt requested. To be in proper form and valid, a request for a Stockholder Requested Special Meeting shall (A) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (B) bear the date of signature of each Stockholder (or duly authorized agent) signing the request, and (C) contain any other information that would be required to be provided by a Stockholder seeking to nominate directors or bring an item of business before an annual meeting of Stockholders in accordance with Section 2.11. In addition, the Stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the Board.

(ii)      Notwithstanding the foregoing, a Stockholder Requested Special Meeting shall not be held if (A) the request for such special meeting does not comply with this Section 2.3(b), or (B) if the Board has called or calls for an annual meeting of Stockholders to be held within ninety (90) days after the Request Date and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request. The Board shall determine in good faith whether the requirements set forth in this Section 2.3(b) have been satisfied, including whether the shares of Common Stock subject to the Stockholder Requested Special Meeting constitute “owned” shares and satisfy the Requisite Percentage requirement set forth in Section 2.3(a) above, and such determination shall be binding on the Corporation and its Stockholders.

(iii)      Upon request in writing sent by registered mail to the Secretary by any persons entitled to request a special meeting of Stockholders pursuant to this Section 2.3, and containing the information required pursuant to Section 2.11, the Board of Directors shall determine a place and time for such meeting, which time shall be not more than ninety (90) days after the Request Date, and a record date in accordance with Section 2.4. Following such receipt of a request and determination by the Secretary of the validity thereof, it shall be the duty of the Secretary to present the request to the Board of Directors, and upon Board action as provided in this Section 2.3, to cause notice to be given to the Stockholders entitled to vote at such meeting, in the manner set forth in Section 2.5 hereof, that a meeting will be held at the place, if any, and time so determined, for the purposes set forth in the Stockholder’s request, as well as any purpose or purposes determined by the Board of Directors in accordance with this Section 2.3.

2.4      Fixing Record Date.

(a)      Determination of Record Date. For the purpose of (i) determining the Stockholders entitled (A) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (B) to express consent to corporate action in writing without a meeting, unless otherwise provided in the Certificate of Incorporation or (C) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (ii) any other lawful action, the Board

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may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i)(A) above, unless otherwise required by applicable law, more than sixty (60) nor less than ten (10) days before the date of such meeting, (y) in the case of clause (a)(i)(B) above, more than ten (10) days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the case of clause (a)(i)(C) or (a)(ii) above, more than sixty (60) days prior to such action.

(b)      Default Date. If no such record date is fixed: (i) the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the Business Day next preceding the Business Day on which notice is given, or, if notice is waived, at the close of business on the Business Day next preceding the Business Day on which the meeting is held; (ii) the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded; and when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining Stockholders for any purpose other than those specified in clauses (b)(i) and (b)(ii) hereof shall be at the close of business on the Business Day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. Delivery made to the Corporation’s registered office in accordance with Section 2.4(b)(ii) shall be by hand or by certified or registered mail, return receipt requested.

2.5      Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders may be given by electronic mail or other electronic transmission, in the manner provided by the General Corporation Law. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice required by

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this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting except as required by Section 222 of the General Corporation Law of the State of Delaware, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

2.6      Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by applicable law, the Certificate of Incorporation or these By-laws.

2.7      List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder’s agent or attorney, at the Stockholder’s expense, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the Office of the Corporation at the election of the Secretary. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

2.8      Quorum of Stockholders; Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series or classes or series is required, a quorum shall consist of no less than a majority of the shares of such class or series or classes or series. When a quorum is present to organize a meeting of Stockholders and for purposes of voting on any matter, the quorum for such meeting or matter is not broken by the subsequent withdrawal of any Stockholders. In the absence of a quorum, the chairman of the meeting or the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting,

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whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9      Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one (1) vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The General Corporation Law shall apply in determining whether any shares of stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of stock stand on the stock ledger of the Corporation are entitled to vote such shares. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by applicable law, pursuant to any regulation applicable to the Corporation or its securities or by the Certificate of Incorporation or by these By-laws, including Section 3.3, shall be decided by the affirmative vote of a majority in voting power of shares present in person or represented by proxy and entitled to vote thereon.

Except as otherwise provided by the Certificate of Incorporation, each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy. Any person (other than the Board and the Corporation) directly or indirectly soliciting proxies from Stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board or the Corporation. The validity and enforceability of any proxy shall be determined in accordance with the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

All voting, including on the election of Directors, shall be by written ballot. Each ballot shall state the name of the Stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

2.10      Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may, and shall, if required by applicable law, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If required by applicable law, if no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. At the meeting the inspectors shall (a) ascertain the number of shares

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outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

2.11      Conduct of Meetings.

(a)      Chairman and Secretary of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the Chairman, or if the Chairman is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, the Presiding Director (if one has been designated), or if the Presiding Director is absent, the President, or if the President is absent, the Vice President and in case more than one (1) Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. Except to the extent inconsistent with any rules and regulations for the conduct of the meeting of Stockholders adopted by the Board, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules and regulations for the conduct of the meeting and to do such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In the absence of the Secretary or one of the Assistant Secretaries, the chairman of the meeting shall appoint a person to act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by resolution of the Board, and in case the Board has not so acted, by a majority of the votes cast at such meeting by the holders of shares of stock present in person or represented by proxy and entitled to vote at the meeting.

(b)      Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 or Section 2.12 shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at an (i) annual meeting only (A) by or at the direction of the Board, including any nominating or other committee designated by the Board; (B) by any Stockholder who (x) was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary and at the time of the meeting, (y) is entitled to vote for the election of Directors at the meeting and (z) complies with the applicable provisions of this Section 2.11 (persons nominated in accordance with this

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Section 2.11(b)(i)(B) are referred to herein as “Stockholder nominees”); or (C) by any Stockholder who meets the requirements of and complies with the procedures set forth in Section 2.12, and at an (ii) special meeting only pursuant to the procedures referenced in the foregoing clauses (b)(i)(A) and (b)(i)(B). Clauses (b)(i)(B) and (b)(i)(C) shall be the exclusive means for a Stockholder to make nominations of persons for election to the Board of Directors. The number of nominees a Stockholder may nominate for election at an annual meeting shall not exceed the number of directors to be elected at such annual meeting.

(c)      Stockholder Business. At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures set forth in this Section 2.11. To be properly brought before an annual meeting of Stockholders, business must be (i) brought before the meeting by or at the direction of the Board, including any committee designated by the Board, or (ii) otherwise properly brought before the meeting by a Stockholder who (A) was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the applicable provisions of this Section 2.11 (business brought before the meeting in accordance with this Section 2.11(c)(ii) is referred to as “Stockholder business”).

(d)      Matters Requiring Notice. In addition to any other applicable requirements, (i) all nominations of Stockholder nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Nomination”) and (ii) all proposals of Stockholder business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Business”) and otherwise be a proper matter for Stockholder action.

(e)      Notice Requirements. To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the Office of the Corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board, or business to be conducted, at an annual meeting of Stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the prior year’s annual meeting of Stockholders, provided, however, that in the event that the annual meeting of Stockholders is advanced or delayed by more than thirty (30) days from the first anniversary of the prior year’s annual meeting of Stockholders or if no annual meeting was held during the prior year, notice by the Stockholder to be timely must be received (A) no earlier than one hundred and twenty (120) days prior to such annual meeting and (B) no later than the later of ninety (90) days prior to such annual meeting and ten (10) days following the day the notice of such annual meeting was made by mail or Public Disclosure, (ii) in the case of the nomination of a person for election to the Board at a special meeting of Stockholders, (A) no earlier than one hundred and twenty (120) days prior to such special meeting and (B) no later than the later of ninety (90) days prior to such special meeting and ten (10) days following the day the notice of such special meeting was made by mail or Public Disclosure; or (iii) in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days before the anniversary of the prior year’s annual meeting, a Stockholder’s Notice of Nomination required by this Section 2.11 shall also be considered timely, but only with

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respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the tenth day following the day on which Public Disclosure of such increase is first made by the Corporation. In no event shall an adjournment or postponement, or the Public Disclosure of an adjournment or postponement, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.

(f)      Form of Notice of Nomination. The Notice of Nomination shall set forth: (i) the name and address, as they appear on the Corporation’s books, of the Stockholder and the name and address of any beneficial owner on whose behalf a nomination is being made and the names and addresses of their Affiliates, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder, and any such beneficial owner or Affiliate, and the date such shares were acquired, (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among such Stockholder, beneficial owners, Affiliates or any other persons (including their names) acting in concert with any of the foregoing, and a representation that the Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the Notice of Nomination by, or on behalf of, such Stockholder, beneficial owners or Affiliates the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of such Stockholder, beneficial owners or Affiliates with respect to shares of stock of the Corporation (a “Derivative”) and a representation that the Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such Stockholder, beneficial owners or Affiliates have a right to vote any shares of stock of the Company, (vi) a representation that such Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vii) all information regarding each Stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the “Exchange Act”), and the written consent of each such Stockholder nominee to being named in a proxy statement as a nominee and to serve if elected, (viii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Stockholder, beneficial owners, Affiliates or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Stockholder, beneficial owner or any person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder nominee were a director or executive of such registrant, (ix) a statement whether such Stockholder nominee agrees to tender a resignation if he or she fails to receive the required vote for re-election, in accordance with Section 3.3 and the Corporation’s Corporate Governance Guidelines; (x) all other information that would be required

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to be filed with the SEC if such Stockholder, beneficial owner or Affiliate were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto; and (xi) a completed and signed Director and Stockholder questionnaire in the form provided by the Secretary (which form shall be provided promptly upon request). Without limiting any other requirements set forth in these Bylaws, the Stockholder and Stockholder nominee must also agree in the Notice of Nomination to comply, and shall comply, with all applicable laws, rules and regulations in connection with the nomination, solicitation and election. The Corporation may require any Stockholder and Stockholder nominee to furnish such other information as the Corporation may reasonably request, and, if so requested, the Stockholder and Stockholder nominees shall within five business days, or such other period as the Corporation may reasonably specify, after any such request furnish such other information. In furtherance of the foregoing, any Stockholder or Stockholder nominee shall notify the Corporation promptly (and in any event two business days prior to the commencement of the applicable meeting of Stockholders) if any of the information provided to the Corporation in the Notice of Nomination (including in the Director and Stockholder questionnaire) or otherwise pursuant to these Bylaws ceases for any reason to be accurate or complete in any material respect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(g)      Form of Notice of Business. The Notice of Business shall set forth (i) the name and address, as they appear on the Corporation’s books, of the Stockholder and the name and address of any beneficial owner on whose behalf such Stockholder business is being proposed and the names and addresses of their Affiliates, (ii) the class and number of shares of stock directly or indirectly held of record and beneficially by such Stockholder, any such beneficial owner or Affiliate, and the date such shares were acquired, (iii) a description of any agreement, arrangement or understanding with respect to such business between or among such Stockholder, beneficial owners, Affiliates or any other persons (including their names) acting in concert with any of the foregoing, and a representation that the Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the Notice of Business by, or on behalf of, such Stockholder, beneficial owners or Affiliates, with respect to a Derivative and a representation that the Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such Stockholder, beneficial owners or Affiliates have a right to vote any shares of stock of the Company, (vi) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (vii) a brief description of the Stockholder business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the

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language of the proposed amendment), and the reasons for conducting such Stockholder business at the annual meeting, (viii) any material interest of the Stockholder and/or beneficial owner in such Stockholder business and (ix) all other information that would be required to be filed with the SEC if the person proposing such Stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.11, and, if he should so determine, he shall declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(h)      Failure to Appear. Notwithstanding the foregoing provisions of this Section 2.11, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders to present the Stockholder nomination or the Stockholder business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For purposes of this Section 2.11, “Public Disclosure” shall be deemed to be first made when disclosure of such date of the annual or special meeting of Stockholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor statute thereto.

For purposes of this Section 2.11, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

For purposes of this Section 2.11, an “Affiliate” means any person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Stockholder or a beneficial owner. “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

The requirements of this Section 2.11 shall apply to any nominations or business to be brought before an annual or special meeting by a Stockholder, including those presented to Stockholders by means of an independently financed proxy solicitation; and, to the extent permitted by applicable law, nominations or other business to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 2.11 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

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2.12      Proxy Access for Director Nominations.

(a)      Information to be Included in the Corporation’s Proxy Materials. Subject to the provisions of this Section 2.12, for an annual meeting of Stockholders, the Corporation shall include in its proxy statement and in its form of proxy for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board (or any committee thereof), the name and the Required Information (as defined in Section 2.12(b)) of any person nominated for election to the Board who satisfies the eligibility requirements in this Section 2.12 (a “Proxy Access Nominee”) and who is identified in a proper written notice (the “Proxy Access Notice”) that complies with, and is timely delivered pursuant to, this Section 2.12 by an Eligible Stockholder (as defined in Section 2.12(c)), in each case as determined by the Board. Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any information or Supporting Statement (as defined in Section 2.12(c)) (or portions thereof) that it, in good faith, believes (i) would violate any applicable law or regulation or (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person or entity.

(b)      Definition of Required Information. For the purposes of this Section 2.12, the “Required Information” that the Corporation shall include in its proxy statement is (i) the information concerning the Proxy Access Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement. Nothing in this Section 2.12 shall limit the Corporation’s ability to solicit against or for, and include in its proxy materials its own statements relating to, any Eligible Stockholder or Proxy Access Nominee.

(c)      Definition of Supporting Statement. For each of its Proxy Access Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Proxy Access Notice is provided, one written statement, not to exceed 500 words, in support of such Proxy Access Nominee’s candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of persons together constituting an Eligible Stockholder) for each Proxy Access Nominee.

(d)      Definition of Eligible Stockholder. For the purposes of this Section 2.12, an “Eligible Stockholder” is one or more persons who:

(i)      own and have owned (in each case, as defined in Section 2.12(f)) continuously for at least three years prior to the date the Proxy Access Notice is received at the Office of the Corporation (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least 3% of the voting power of all shares of stock of the Corporation issued and outstanding and entitled to vote in the election of directors as of the most recent date for which such amount is set forth in any Public Disclosure made by the Corporation prior to the date the Proxy Access Notice is received at the Office of the Corporation (the “Required Shares”);

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(ii)      continues to own the Required Shares through the date of the annual meeting of Stockholders; and

(iii)      satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 2.12; provided, that the aggregate number of record Stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are part of the same Qualifying Fund Group (as defined in Section 2.12(e)) shall be treated as one record Stockholder or beneficial owner for purposes of determining the aggregate number of record Stockholders and beneficial owners in this paragraph and shall be treated as one person for the purpose of determining “ownership” as defined in Section 2.12(f). No record Stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder with respect to any annual meeting of Stockholders, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder. If any person (other than a Custodian Holder) purports to be a member of more than one group constituting an Eligible Stockholder, such person shall only be deemed to be a member of the group that has the largest ownership position (as reflected in the applicable Proxy Access Notice). “Custodian Holder,” with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not own (as defined in Section 2.12(f)) any of the shares comprising the Required Shares of the Eligible Stockholder. For the avoidance of doubt, Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself beneficially owned such shares continuously for the Minimum Holding Period and through the date of the annual meeting of Stockholders (in addition to the other applicable requirements being met).

Whenever the Eligible Stockholder consists of a group of persons (including a group of funds that are part of the same Qualifying Fund Group), each provision in this Section 2.12 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each such person (including each individual fund) that is a member of such group (other than a Custodian Holder) to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the 3% ownership requirement of the “Required Shares” definition).

(e)      Definition of Qualifying Fund Group. For the purposes of this Section 2.12, a “Qualifying Fund Group” means two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(f)      Definition of Ownership. For the purposes of this Section 2.12, a person shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the person possesses both:

(i)      the full voting and investment rights pertaining to such shares; and

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(ii)      the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with the foregoing clauses (i) and (ii) shall not include any shares:

(A)      sold by such person or any of its affiliates in any transaction that has not been settled or closed;

(B)      borrowed by such person or any of its affiliates for any purpose or purchased by such person or any of its affiliates pursuant to an agreement to resell; or

(C)      subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of:

(1)      reducing in any manner, to any extent or at any time in the future, such person’s or any of its affiliates’ full right to vote or direct the voting of any such shares; or

(2)      hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or any of its affiliates.

A person shall “own” shares held in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has:

(iii)      delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person without condition; or

(iv)      loaned such shares; provided that the person has the power to recall such loaned shares on not more than five business days’ notice and has recalled such loaned shares as of the date of the annual meeting of Stockholders.

The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this Section 2.12, “affiliate” shall have the meaning ascribed thereto in the rules and regulations promulgated under the Exchange Act. Whether outstanding shares of the common stock of the Corporation are “owned” for the purposes of this Section 2.12 shall be determined by the Board.

(g)      Notice Period. To be timely under this Section 2.12, the Proxy Access Notice must be received by the Secretary at the Office of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the filing date of the Corporation’s definitive proxy statement for the prior year’s annual meeting of Stockholders, provided, however, that in

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the event that the annual meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the prior year’s annual meeting of Stockholders or if no annual meeting was held during the prior year, the Proxy Access Notice must be received (i) no earlier than 150 days prior to such annual meeting and (ii) no later than the later of 120 days prior to such annual meeting and 10 days following the day the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment or postponement, or Public Disclosure of an adjournment or postponement, of an annual meeting of Stockholders commence a new time period (or extend any time period) for the giving of the Proxy Access Notice pursuant to this Section 2.12.

(h)      Form of Notice. To be in proper written form, the Proxy Access Notice must include or be accompanied by the following:

(i)      a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (A) within five business days following the later of the record date for the annual meeting of Stockholders or the date on which notice of the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) prompt notice if the Eligible Stockholder ceases to own a number of shares at least equal to the Required Shares prior to the date of the annual meeting;

(ii)      if the Eligible Stockholder is not a record Stockholder of the Required Shares, proof that the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, in a form that would be deemed by the Corporation to be acceptable pursuant to Rule 14a-8(b)(2) under the Exchange Act (or any successor rule) for purposes of a shareholder proposal;

(iii)      a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iv)      as to the Eligible Stockholder and each Proxy Access Nominee, the information required by Section 2.11(f)(iii)-(v) and (viii), (except that the references to the “Stockholder” and to “Stockholder Nominee” in such clauses shall instead refer, respectively, to the “Eligible Stockholder” and “each Proxy Access Nominee” for purposes of this paragraph);

(v)      as to each Proxy Access Nominee:

(A)      an executed questionnaire and agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which such Proxy Access Nominee shall not to be named in any other person’s proxy statement or form of proxy;

(B)      a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder, such Proxy Access Nominee or their respective “associates” (as defined in Rule 14a-1 under the Exchange Act), or others acting in concert therewith, including all information that would be required to be

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disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder or its affiliates or any person acting in concert therewith were the “registrant” for purposes of such rule and the person were a director or executive of such registrant; and

(C)      any other information relating to the Proxy Access Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)      an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request therefor), pursuant to which the Eligible Stockholder:

(A)      represents that it and each of its Proxy Access Nominees are not excludable under Section 2.12(j);

(B)      represents that it intends to continue to hold the Required Shares through the date of, and to vote the Required Shares at, the annual meeting of Stockholders;

(C)      represents that it acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(D)      represents and agrees that it has not nominated and will not nominate for election to the Board at the annual meeting of Stockholders any person other than the Proxy Access Nominee(s) it is nominating pursuant to this Section 2.12;

(E)      represents and agrees that it is not currently engaged as of the date of the agreement, and will not engage, in, and is not currently as of the date of the agreement, and will not be, a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board;

(F)      represents and agrees that it has not distributed and will not distribute to any Stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation;

(G)      represents and agrees that it is currently in compliance as of the date of the agreement, and will comply, with all laws and regulations (including, without limitation, Rule 14a-9(a) under the Exchange Act) applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting;

(H)      agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Stockholders or out of the information that the Eligible Stockholder provided to the Corporation, in each case, in connection with the nomination or election of Proxy Access Nominee(s) at the annual meeting;

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(I)      agrees to indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorney’s fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation referenced in clause (G) above or any failure or alleged failure of the Eligible Stockholder or its Proxy Access Nominee(s) to comply with, or any breach or alleged breach by the Eligible Stockholder or its Proxy Access Nominee(s) of, the requirements of this Section 2.12; and

(J)      agrees to file with the SEC any written solicitation of the Stockholders relating to the meeting at which its Proxy Access Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii)      in the case of a nomination by a group of persons together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.12 (including withdrawal of the nomination); and

(viii)      in the case of a nomination by a group of persons together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one record Stockholder or beneficial owner for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(i)      Additional Required Information. In addition to the information required pursuant to Section 2.12(h) or any other provision of these By-laws, (i) the Corporation may require any proposed Proxy Access Nominee to furnish any other information (a) that may reasonably be required by the Corporation to determine whether the Proxy Access Nominee would be independent under the Independence Standards (as defined in Section 2.12(j)), (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proxy Access Nominee, (c) that may reasonably be required by the Corporation to determine the eligibility of such Proxy Access Nominee to serve as a director of the Corporation or (d) as may otherwise be reasonably requested, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be required by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period or other compliance with this Section 2.12.

(j)      Exclusion From Proxy Materials. Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation shall not be required pursuant to this Section 2.12 to include a Proxy Access Nominee in its proxy materials for any annual meeting of Stockholders, or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board if the Board determines that:

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(i)      such Proxy Access Nominee would not:

(A)      be an independent director under the applicable rules and listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors;

(B)      satisfy the audit, compensation or other board committee independence requirements under the applicable rules and listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s committee members; or

(C)      be a “non-employee director” under Exchange Act Rule 16b-3 or an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision) (the matters referred to in the foregoing clauses (a) to (c) collectively, the “Independence Standards”);

(ii)      election of the Proxy Access Nominee as a member of the Board would cause the Corporation to be in violation of its Certificate of Incorporation, these By-laws, the rules or listing standards of the principal U.S. securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation;

(iii)      the Proxy Access Nominee is, or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(iv)      the Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;

(v)      the Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(vi)      who otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 or otherwise becomes ineligible, not qualified or unavailable for election at the annual meeting of Stockholders, in each case as determined by the Board pursuant to Section 2.12(n) or the person presiding over the annual meeting;

(vii)      such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading;

(viii)      such Proxy Access Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) otherwise breaches

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or fails to comply with its representations, undertakings or obligations pursuant to these By-laws, including, without limitation, this Section 2.12; or (ix) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting.

For the purpose of this subsection (j), the occurrence of clauses (i) through (vi) and, to the extent related to a breach or failure by the Proxy Access Nominee, clauses (vii) and (viii) will result in the exclusion from the proxy materials pursuant to this Section 2.12 of the specific Proxy Access Nominee to whom the ineligibility applies and any related Supporting Statement or, if the proxy statement for the applicable annual meeting of Stockholders already has been filed, will result in such Proxy Access Nominee not being eligible or qualified for election at such annual meeting of Stockholders, and, in either case, no other nominee may be substituted by the Eligible Stockholder that nominated such Proxy Access Nominee. The occurrence of clause (ix) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (vii) and (viii) will result in the shares owned by such Eligible Stockholder (or such member of any group of persons that together is such Eligible Stockholder) being excluded from the Required Shares and, if as a result the persons who together nominated the Proxy Access Nominee shall no longer constitute an Eligible Stockholder, will result in the exclusion from the proxy materials pursuant to this Section 2.12 of all of such persons’ Proxy Access Nominees and any related Supporting Statements or, if the proxy statement for the applicable annual meeting of Stockholders already has been filed, will result in such Proxy Access Nominees not being eligible or qualified for election at such annual meeting of Stockholders.

(k)      Permitted Number of Proxy Access Nominees.

(i)      The maximum number of Proxy Access Nominees nominated by all Eligible Stockholders that will appear in the Corporation’s proxy materials with respect to an annual meeting of Stockholders shall not exceed the greater of two or 20% of the number of directors in office and subject to election by the holders of Common Stock as of the last day on which a Proxy Access Notice may be delivered pursuant to this Section 2.12 with respect to the annual meeting, or if the number of directors calculated in this clause (i) is not a whole number, the closest whole number below 20% (such number, determined pursuant to this clause (i) or clause (ii), as applicable, the “Permitted Number”); provided, however, that if one or more vacancies on the Board for any reason occur after the deadline in Section 2.12(g) for delivery of the Proxy Access Notice and before the date of the applicable annual meeting of Stockholders and the Board resolves to reduce the size of the Board in connection therewith such that the number of directors subject to election by the holders of Common Stock is reduced, the Permitted Number shall be calculated based on the number of directors in office as so reduced. The Permitted Number shall also be reduced by (A) the number of director candidates who will be included in the Corporation’s proxy materials with respect to such annual meeting of Stockholders as nominees unopposed (by the Corporation) or recommended by the Board pursuant to an agreement, arrangement or other understanding with a Stockholder or group of Stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such Stockholder or group of Stockholders), other than any such director candidate who at the time of the annual meeting shall have served as a director continuously as a nominee of the Board for at least two annual terms

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immediately preceding the applicable annual meeting of Stockholders, provided that the Permitted Number after such reduction with respect to this clause (A) will in no event be less than one, (B) the number of incumbent director candidates who were previously elected to the Board as Proxy Access Nominees at any of the preceding two annual meetings of Stockholders pursuant to this Section 2.12 and whose re-election at the upcoming annual meeting is being recommended by the Board and (C) the number of director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.12 for the upcoming annual meeting of Stockholders, but who were thereafter nominated for election at such meeting by the Board.

(ii)      If the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 2.12 exceeds the Permitted Number, each Eligible Stockholder will select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Common Stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Proxy Access Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Proxy Access Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Proxy Access Nominees, if any Proxy Access Nominee who satisfies the eligibility requirements in this Section 2.12 thereafter (A) is nominated by the Board for election at the upcoming annual meeting of Stockholders, (B) is not submitted for director election for any reason (including the failure to comply with or satisfy the eligibility requirements in this Section 2.12) other than due to a failure by the Corporation to include such Proxy Access Nominee in the Corporation’s proxy materials in violation of this Section 2.12, (C) withdraws his or her nomination (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (D) becomes unwilling to serve on the Board, then, in each such case, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 2.12 in substitution for such Proxy Access Nominee with respect to the annual meeting of Stockholders.

(iii)      Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation shall not be required to include any Proxy Access Nominees in its proxy materials pursuant to this Section 2.12 for any annual meeting of Stockholders for which the Secretary of the Corporation receives a notice that a Stockholder intends to nominate one or more persons for election to the Board pursuant to Section 2.11(b)(i)(B).

(l)      Attendance of Eligible Stockholder at Annual Meeting. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law or otherwise determined by the person presiding over the meeting, if none of (i) the Eligible Stockholder or (ii) a Qualified Representative (as defined below) of the Eligible Stockholder appears at the annual meeting of Stockholders to present such Eligible Stockholder’s Proxy Access Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Proxy Access Nominee(s) may have been received by the Corporation. A “Qualified Representative” of an Eligible Stockholder means a person that is a duly authorized officer, manager or partner of such Eligible Stockholder or is authorized by a writing (i) executed by such Eligible Stockholder, (ii)

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delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such Eligible Stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such Eligible Stockholder and (iii) stating that such person is authorized to act for such Eligible Stockholder with respect to the action to be taken.

(m)      Restrictions on Re-nominations. Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of Stockholders but either (i) withdraws (or is deemed to have withdrawn pursuant to this Section 2.12) from or becomes ineligible or unavailable for election at that annual meeting, or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Proxy Access Nominee pursuant to this Section 2.12 for the next two annual meetings of Stockholders.

(n)      Duty to Update, Supplement and Correct. Any information required by this Section 2.12 to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Proxy Access Nominee, as applicable, by delivery to the Secretary (i) no later than 10 days after the record date for determining the Stockholders entitled to vote at the annual meeting of Stockholders, of such information as of such record date and (ii) no later than five days before the annual meeting of Stockholders, of such information as of the date that is 10 days before the annual meeting of Stockholders. Further, in the event that any information or communications provided (pursuant to this Section 2.12 or otherwise) by the Eligible Stockholder or the Proxy Access Nominee to the Corporation or its Stockholders ceases to be true and correct in any respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Proxy Access Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-laws) available to the Corporation relating to any defect (including any inaccuracy or omission).

(o)      Exclusive Method. Except as otherwise required by law, this Section 2.12 shall be the exclusive method for Stockholders to include nominees for director election in the Corporation’s proxy materials.

2.13      Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting.

2.14      Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which

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all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.14, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, had been Stockholders the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Written consent may take the form of a cablegram, telegram or other electronic transmission to the extent such written consent complies with the applicable provisions of the General Corporation Law.

In the event of the delivery to the Corporation of a written consent, the Secretary shall provide for the safe-keeping of such written consent and shall promptly conduct such ministerial review of the sufficiency of the written consent and of the validity of the action to be taken by written consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the written consent have given consent; provided, however, that if the corporate action to which the written consent relates is the removal or replacement of one or more members of the Board, the Secretary shall promptly designate two persons, who shall not be members of the Board, to serve as inspectors with respect to such written consent and such inspectors shall discharge the functions of the Secretary under this Section 2.14. If after such investigation the Secretary or the inspectors, as the case may be, shall determine that the written consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders, and the written consent shall be filed in such records, at which time the written consent shall become effective as Stockholder action. In conducting the investigation required by this Section 2.14, the Secretary or the inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 2.14. Any person seeking to have the Stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose.

The Board may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails, within ten (10) days after the Corporation receives such notice, to fix a record date for such purpose, the record date shall

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be the day on which the first written consent is delivered to the Corporation in the manner described above unless prior action by the Board is required under the General Corporation Law, in which event the record date shall be at the close of business on the Business Day on which the Board adopts the resolution taking such prior action.

ARTICLE 3

DIRECTORS

3.1      General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2      Number; Qualification; Term of Office. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be Stockholders. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s death, resignation or removal.

3.3      Election. Except as otherwise required by applicable law or by the Certificate of Incorporation, at any meeting of Stockholders for the election of one or more Directors at which a quorum is present, each Director shall be elected by the vote of a majority of the votes cast with respect to the Director, provided that if, as of a date that is ten (10) days in advance of the date on which the Corporation files its definitive proxy statement with the SEC (regardless of whether thereafter revised or supplemented), the number of nominees for Director exceeds the number of directors to be elected, the Directors shall be elected by the vote of a plurality of the votes cast by the Stockholders entitled to vote at the election. For purposes of this Section 3.3, a majority of the votes cast means that the number of shares voted “for” a Director exceeds the number of votes cast “against” that Director. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. If a Director then serving on the Board of Directors does not receive the required majority, the Director shall tender his or her resignation to the Board. Within ninety (90) days after the date of the certification of the election results, the Corporate Governance Committee or other committee that may be designated by the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken and the Board will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it.

If the Chairman of the Board is an officer of, or is employed in an executive or any other capacity by, the Corporation, or if there is an Executive Chairman, the Board shall annually elect a Presiding Director and shall fill any vacancies in the position of Presiding Director at such time and in such manner as the Board shall determine.

3.4      Newly Created Directorships and Vacancies. Unless otherwise provided by applicable law or the Certificate of Incorporation and subject to the rights of the holders of any

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series of Preferred Stock then outstanding, any newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the remaining Directors then in office although less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor is duly elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director. When any Director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective in accordance with the General Corporation Law.

3.5      Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.6      Removal. Subject to the provisions of the General Corporation Law, any or all of the Directors may be removed with or without cause by vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

3.7      Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties.

Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.8      Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as shall from time to time be determined by the Board.

3.9      Special Meetings. Special meetings of the Board may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman, the Chief Executive Officer, the Presiding Director (if one has been designated), the Secretary or by any two or more Directors then serving as Directors on at least twenty-four hours’ notice to each Director given by one of the means specified in Section 3.12 hereof other than by mail, or on at least three (3) days’ notice if given by mail. Special meetings shall be called by the Chairman, the Chief Executive Officer, the Presiding Director (if one has been designated) or the Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving as Directors.

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3.10      Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

3.11      Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one (1) day’s notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.12 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.12      Notice Procedure. Subject to Sections 3.9 and 3.15 hereof, whenever, under the provisions of applicable law, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid, or by facsimile, electronic mail, or other means of electronic transmission.

3.13      Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

3.14      Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Presiding Director (if one has been designated), or in the absence of the Presiding Director, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.15      Quorum of Directors. The presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

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3.16      Action by Majority Vote. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.17      Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE 4

COMMITTEES OF THE BOARD

The Board may designate one or more committees, each committee to consist of one or more of the Directors. The Board may remove any Director from any committee at any time, with or without cause. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Stockholders, any action or matter expressly required by the General Corporation Law to be submitted to Stockholders for approval or (ii) adopting, amending or repealing the By-laws. Unless the Board provides otherwise, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

If the Board forms an Executive Committee or another committee that has the authority, to the extent permitted by law, to exercise all of the powers of the Board during the intervals between the meetings of the Board and a Presiding Director has been designated, then the Presiding Director shall serve on such committee.

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ARTICLE 5

OFFICERS

5.1      Positions. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

5.2      Appointment. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

5.3      Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

5.4      Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer’s successor is chosen and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

5.5      Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.6      Chairman of the Board. The Corporation may have, at the discretion of the Board, a Chairman of the Board, who shall not be considered by virtue of holding such position an officer of the Corporation. The Chairman of the Board (if one shall have been appointed) shall preside at all meetings of the Board and Stockholders and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board. The Corporation shall not have both a Chairman of the Board and an Executive Chairman.

5.7      Executive Chairman. The Executive Chairman (if one shall have been appointed) shall preside at all meetings of the Board and Stockholders. The Executive Chairman may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly

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delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and the Executive Chairman shall perform such other duties as from time to time may be assigned to the Executive Chairman by the Board.

5.8      Chief Executive Officer. The Chief Executive Officer shall have the responsibility for the business of the Corporation, subject, however, to the control of the Board and any duly authorized committee of Directors. The Chief Executive Officer shall preside at all meetings of Stockholders and the Board at which the Chairman (if there be one) is not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

5.9      President. The President shall have general supervision over the business operations of the Corporation, subject, however, to the control of the Chief Executive Officer. At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, at the request of the Board, the President shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board. The same person may act as both Chief Executive Officer and President.

5.10      Vice Presidents. At the request of the President, or, in the President’s absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board, the Chief Executive Officer or the President.

5.11      Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special

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meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the Chief Executive Officer or the President.

5.12      Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the Office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, Chief Executive Officer or the President.

5.13      Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President.

ARTICLE 6

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1      Execution of Contracts. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited. Unless so authorized by the Board or within

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the agency power of an officer, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

6.2      Loans. Subject to applicable law, the Board may prospectively or retroactively authorize the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

6.3      Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

6.4      Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

ARTICLE 7

STOCK AND DIVIDENDS

7.1      Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. No stock shall be issued in bearer form.

7.2      Transfer of Shares. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary, an

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Assistant Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of stock properly endorsed for transfer and upon payment of all necessary transfer taxes. A person in whose name shares of stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by applicable law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

7.3      Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.4      Lost, Destroyed and Stolen Certificates. The holder of any shares of stock of the Corporation shall notify the Corporation of any loss, destruction or theft of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed or stolen. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed or stolen certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction or theft and to advertise such fact in such manner as the Board may require, and to give the Corporation a bond in such form, in such sums and with such surety or sureties as the Board may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate and the issuance of such new certificate.

7.5      Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with applicable law, these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its stock.

7.6      Restriction on Transfer of Stock. A written restriction or restrictions on the transfer or registration of transfer of stock of the Corporation, or on the amount of the Corporation’s stock that may be owned by any person or group of persons, if permitted by the General Corporation Law and noted conspicuously on the certificate or certificates representing such stock, may be enforced against the holder of the restricted stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate or certificates representing such stock, a restriction, even though permitted by the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of stock of the Corporation, or on the amount of the Corporation’s stock that may be owned by any person or group of persons, may be imposed either by the Certificate of Incorporation or these By-laws or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restrictions so imposed shall be binding with respect to stock issued prior to the adoption of the restriction unless the holders of such stock are parties to an agreement or voted in favor of the restriction.

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7.7      Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of applicable law, the Board:

(a)      may declare and pay dividends or make other distributions on the outstanding shares of stock in such amounts and at such time or times as it, in its discretion, shall deem advisable;

(b)      may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

(c)      may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

ARTICLE 8

INDEMNIFICATION

8.1      Indemnity Undertaking. To the extent not prohibited by applicable law, the Corporation shall indemnify any person (a “Covered Person”) who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against expenses (including attorneys’ fees) in the event of an action by or in the right of the Corporation and against judgments, fines, and amounts paid in settlement and expenses (including attorneys’ fees), in the event of any other proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal proceeding, had no reason to believe the person’s conduct was unlawful; and except that no indemnification shall be made, in the event of an action by or in the right of the Corporation, if prohibited by the General Corporation Law. Persons who are not Directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 8.

8.2      Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Covered Person the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the

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final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such payment of expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an undertaking, by the Covered Person, to repay any such amount so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified for such expenses.

8.3      Rights Not Exclusive. The rights to indemnification or advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under applicable law, the Certificate of Incorporation, these By-laws, any agreement, any vote of Stockholders or disinterested Directors or otherwise.

8.4      Continuation of Benefits. The rights to indemnification or advancement of expenses provided by, or granted pursuant to, this Article 8 shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

8.5      Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8, the Certificate of Incorporation or under the General Corporation Law or any other provision of law.

8.6      Binding Effect. Any repeal or modification of the provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

8.7      Procedural Rights. The rights to indemnification or advancement of expenses provided by, or granted pursuant to, this Article 8 shall be enforceable by any Covered Person in the Court of Chancery of the State of Delaware. The burden of proving that such indemnification or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its Stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or advancement of expenses, in whole or in part, in any such proceeding.

8.8      Contribution. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at the Corporation’s request as a director,

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officer, employee or agent of any Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

8.9      Indemnification of Others. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE 9

BOOKS AND RECORDS

9.1      Books and Records. The Corporation shall cause to be kept, at such place and in such form as designated by the Board or any authorized officer or agent charged with overseeing the books and records of the Corporation, the books and records recording the financial transactions of the Corporation, proceedings of the Board, its committees and the Stockholders and transfers of capital stock of the Corporation and the registered holders thereof, subject to any additional requirements of applicable law.

9.2      Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the General Corporation Law.

9.3      Inspection of Books and Records. Except as otherwise provided by applicable law, the Board shall determine whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.

ARTICLE 10

SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE 11

FISCAL YEAR

The fiscal year of the Corporation shall be determined by resolution of the Board.

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ARTICLE 12

PROXIES AND CONSENTS

Unless otherwise provided by resolution of the Board, the Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver written consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

ARTICLE 13

FORUM

The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director or Officer of the Corporation to the Corporation or the Corporation’s Stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or By-laws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE 14

AMENDMENTS

These By-laws may be altered, amended or repealed and new By-laws may be adopted by a vote of the Stockholders or by the Board. Any By-laws altered, adopted or amended by the Board may be altered, amended or repealed by the Stockholders.

Adopted as of December 14, 2022

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